Exhibit 99.1

Datavault AI Licenses Patents Covering Digital Ledger-enabled Smart Contracts for Commercial Prescription Drug Distribution Industry to Wellgistics Health

§ Exclusive licensing arrangement positions Wellgistics to become the Web 3.0 Health Information Data Transfer Leader in the $634 billion Prescription Drug Industry[1]

§ Implementation of Wellgistics’ proprietary EinsteinRx AI hub anticipated to facilitate automated prescription fulfillment optimization for manufacturers, pharmacies, physicians, patients, and payers

§ Datavault’s enabling IP provides smart contracts barrier to entry in the $4.9 trillion US healthcare market[2]

§ Wellgistics PharmacyChain ‘Health Data Railroad’ is the culmination of its revolutionary, Web 3.0 integrated smart contracts distribution infrastructure

§ PwC estimates $1 trillion opportunity to shift healthcare spending towards a digital-first, proactive, and personalized system[3] of care that minimizes administrative burden

Philadelphia, PA — November 25, 2025 – DataVault AI, Inc. (Nasdaq: DVLT) (“Datavault” or the “Company”), leading the way in AI data experience, valuation, and monetization, today announced it has exclusively licensed its proprietary smart contracts intellectual property to Wellgistics Health, Inc. for integration into its PharmacyChain™ smart contract and EinsteinRx™ initiatives.

Tampa, Florida-based Wellgistics Health (NASDAQ: WGRX) is a physical and technology pharmacy-enabling health IT company that specializes in optimizing the delivery of medications from manufacturers to patients. The objective of its PharmacyChain is to fully digitize the tracking of prescription drugs from script to fulfillment, inclusive of all electronic medical records, diagnostic, and health information needed to make healthcare decisions. This is designed to ensure the right drug gets to the right patient at the right time, with the right recommendations for safe and effective use.

With the recent completion of Wellgistics Health’s ‘EinsteinRx’ artificial intelligence-enabled hub that integrates all of its IT infrastructure with its physical infrastructure that includes over 6,500 independent pharmacies nationwide and its own in-house pharmacy (physical/online), Wellgistics is poised to be able to integrate PharmacyChain smart contracts to close the loop, which otherwise forces drug manufacturers to pay significant rebates to pharmacy benefits managers (PBMs) associated with national insurance companies.

For years, those rebates have been commonly cited by industry experts as a primary reason US prescription drug prices are amongst the highest in the world. By enabling payers with greater visibility, transparency, and efficiency, Wellgistics intends to revolutionize the pharmaceutical industry’s distribution and expects to attract employers, HMOs, and other payers to fulfill prescriptions through its pharmacy network.

“Licensing DataVault AI’s proprietary smart contracts intellectual property enables Wellgistics Health to integrate its EinsteinRx artificial intelligence hub platform into Web 3.0 systems to disrupt and revolutionize the $634 billion US prescription drug industry,” said Nathaniel Bradley, President & CEO of DataVault AI. “Web 3.0 smart contracts are the future of secure data transfer that allow for the automation of key functions to more quickly close loops that slow down the conduct of the business in the $4.9 trillion healthcare industry2. We’re thrilled about the prospect of significantly improving the cost and efficiency of prescription filling, reducing costs for payers while helping lower retail drug prices, improving patient outcomes, and providing better data to the manufacturer. Wellgistics’ PharmacyChain is a better way to achieve these important goals for the various stakeholders in the prescription drug and healthcare ecosystems.”

“Now that we have completed EinsteinRx, we are poised to put it on the PharmacyChain™ digitally-enabled smart contract platform and intend to become the US’ leading smart contract-enabled pharmaceutical distribution platform,” said Prashant Patel, RPh, President & Interim CEO of Wellgistics. “With defensible IP now backing our go-to-market strategy, we will accelerate our efforts to integrate EinsteinRx into our customers’ workflow. That strategy includes implementing the various steps to ensure the creation of an optimal digital protocol that we expect to become the standard in the commercial prescription drug distribution industry.”

“By minimizing or eliminating PBM rebates for pharmacies and manufacturers while reducing administrative burden for payers, Wellgistics intends to disrupt and revolutionize the path through which prescription drugs are dispensed in the United States,” Mr. Patel added. “Further, given our CTO Srini Kalla’s background at OptumRX, we possess all the ingredients necessary to develop new ways to reduce patients’ out-of-pocket costs by empowering them with the ability to monetize their data to manufacturers or other stakeholders within the healthcare system.”

1 https://www.grandviewresearch.com/industry-analysis/us-pharmaceuticals-market-report

2 https://www.cms.gov/data-research/statistics-trends-and-reports/national-health-expenditure-data/nhe-fact-

sheet#:~:text=Historical%20NHE%2C%202023:,the%207.8%25%20growth%20in%202022.

3 https://www.pwc.com/us/en/industries/health-industries/library/future-of-health.html

About Datavault AI Inc.

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI-driven data experiences, valuation, and monetization of assets in the Web 3.0 environment. The Company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division features WiSA®, ADIO®, and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization, and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation, and secure monetization. Datavault AI’s cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image, and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation, and advertising monitoring. The Company is headquartered in Philadelphia, PA.

Learn more about Datavault AI at www.dvlt.ai.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ: WGRX) is a physical and technology pharmacy-enabling health IT company that specializes in optimizing the delivery of medications from manufacturers to patients. Its integrated platform connects 6,500+ pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the parties’ plans to negotiate definitive agreements, potential implementation, adoption, performance, revenue sharing, and other anticipated benefits of the contemplated collaboration. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including those described in DataVault AI, Inc.’s and Wellgistics Health, Inc.’s filings with the SEC. Forward-looking statements speak only as of the date hereof, and neither company undertakes any obligation to update them except as required by law. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction, and there shall be no sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Media & Investor Contact

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